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                                                                   EXHIBIT 99.01


[A signed original of this written statement required by Section 906 has been provided to VERITAS Software Corporation and will be retained by VERITAS Software Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report on Form 10-Q of VERITAS Software Corporation (the "Company") for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

      (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 14, 2003                        /s/    Gary L. Bloom
                                           -------------------------------------
                                           Name:  Gary L. Bloom
                                           Title: Chief Executive Officer



Date:  May 14, 2003                        /s/    Edwin J. Gillis
                                           -------------------------------------
                                           Name:  Edwin J. Gillis
                                           Title: Chief Financial Officer